Exhibit 10.16

AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)

RATING

PAGE 1 OF PAGES 35

2. CONTRACT *(Proc. Inst. Ident.)* NO.
W81XWH21C0081

3. EFFECTIVE DATE
01 Jul 2021

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
SEE SCHEDULE

5. ISSUED BY CODE W81XWH
USA MED RESEARCH ACQ ACTIVITY
820 CHANDLER ST
FORT DETRICK MD 21702-5014

6. ADMINISTERED BY *(If other than Item 5)* CODE
See Item 5

7. NAME AND ADDRESS OF CONTRACTOR *(No., street, city, county, state and zip code)*
SPECTRAL MD, INC.
2515 MCKINNEY AVE STE 1000
DALLAS TX 75201-2150

CODE 5CTF3 FACILITY CODE

8. DELIVERY
[ ] FOB ORIGIN [X] OTHER *(See below)*

9. DISCOUNT FOR PROMPT PAYMENT
Net 30 Days

10. SUBMIT INVOICES 1
(4 copies unless otherwise specified)
TO THE ADDRESS SHOWN IN:
ITEM **Section G**

11. SHIP TO/MARK FOR CODE W806YH
USA MED MATERIEL DEV ACTIVITY
KRISTIN JONES MAIA
1430 VETERANS DRIVE
FORT DETRICK MD 21702-9232

12. PAYMENT WILL BE MADE BY CODE HQ0490
DEFENSE FINANCE AND ACCOUNTING SERVICE
DFAS-INDY VP GFEBS
8899 E 56TH STREET
INDIANAPOLIS IN 46249-3800

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
[ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )

14. ACCOUNTING AND APPROPRIATION DATA
See Schedule

15A. ITEM NO.	15B. SUPPLIES/ SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE				

15G. TOTAL AMOUNT OF CONTRACT $1,082,493.88

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				**PART II - CONTRACT CLAUSES**	
X	A	SOLICITATION/ CONTRACT FORM	1 - 3	X	I	CONTRACT CLAUSES	24 - 34
X	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	4 - 6			**PART III – LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.**	
X	C	DESCRIPTION/ SPECS./ WORK STATEMENT	7 - 14	X	J	LIST OF ATTACHMENTS	35
X	D	PACKAGING AND MARKING	15			**PART IV - REPRESENTATIONS AND INSTRUCTIONS**	
X	E	INSPECTION AND ACCEPTANCE	16		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
X	F	DELIVERIES OR PERFORMANCE	17				
X	G	CONTRACT ADMINISTRATION DATA	18 - 23		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
	H	SPECIAL CONTRACT REQUIREMENTS			M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this document and return 1 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] SEALED-BID AWARD (Contractor is not required to sign this document.) Your bid on Solicitation Number __________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the terms listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER *(Type or print)*

20A. NAME OF CONTRACTING OFFICER
MICAELA BOWERS / CONTRACTING OFFICER
TEL: (301) 619-21173 EMAIL: Micaela.l.Bowers.civ@mail.mil

19B. NAME OF CONTRACTOR
BY __________
(Signature of person authorized to sign)

19C. DATE SIGNED

20B. UNITED STATES OF AMERICA
BY Micaela L Bowers
(Signature of Contracting Officer)

20C. DATE SIGNED
23-Jun-2021

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 26 (REV. 5/2011)
Prescribed by GSA – FAR (48 CFR) 53.214(a)

W81XWH21C0081

Section A - Solicitation/Contract Form

CONTRACT SUMMARY

RESEARCH TITLE: Development of device to enable the assessment of burn severity by artificial intelligence in the military’s echelon III care environment

PROPOSAL NUMBER: H2S-0025
TOPIC NUMBER: DHA17A-006
LOG NUMBER: 20000227

PROJECT PI: Jeffrey Thatcher; thatcher@spectralmd.com

CONTRACT TYPE: Firm Fixed Price

TOTAL CONTRACT VALUE: $1,082,493.88

TERM SCOPE OF CONTRACT: Phase II – 1 July 2021 through 31 October 2023 (Research ends 30 June 2023).

The Final Report is due four (4) months after research ends on 30 June 2023.

The scope of this contract encompasses the complete SBIR process to include all Phases of the Award. Therefore, the term of this contract is for up to five (5) years unless otherwise ending sooner. If so extended, a modification incorporating the appropriate phase requirement, budget and technical proposal will be issued prior to any work on that phase commencing.

The SBIR Data Rights are covered in DFARS clause 252.227-7018.

ACQUISITION HISTORY: The Phase I action was competed under the DHA SBIR Solicitation 17.A, Topic Number DHA17A-006 and awarded as contract number W81XWH-17-C-0170. The Phase I period of performance ran 15 September 2017 – 14 April 2018 (Research ended 14 March 2018). The initial Phase II was awarded as contract number W81XWH-18-C-0114 and the period of performance was 27 August 2018 – 26 January 2021 (Research ended 31 December 2020).

GOVERNMENT CONTACTS:

Contract Specialist:

U.S. Army Medical Research Acquisition Activity (USAMRAA)

ATTN: FCMR-ACO-SH (Mr. Chasen N. Deener)

820 Chandler Street

Fort Detrick, MD 21702-5014
Voice: 301-619-8585

Email: chasen.n.deener.civ@mail.mil

Contracting Officer (KO) (Authorized Official to bind the Government in Contracts):

U.S. Army Medical Research Acquisition Activity (USAMRAA)

ATTN: FCMR-ACO-SH (Mrs. Miceala L. Bowers)

820 Chandler Street

Fort Detrick, MD 21702-5014
Voice: 301-619-2173

Email: micaela.l.bowers.civ@mail.mil

Contracting Officer’s Representative (COR) (Government customer/office receiving services):

U.S. Army Medical Materiel Development Activity (USAMMDA)

1430 Veterans Drive (ATTN: Kristin Jones Maia)

Fort Detrick, MD 21702-5009

Voice: 301-619-7859

Email: kristin.l.jonesmaia.civ@mail.mil

W81XWH21C0081

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		23	Job	$45,103.91	$1,037,389.93

DHA STTR Sequential Phase II H2S-0025
FFP

The Contractor shall furnish the necessary equipment, personnel, and facilities to conduct months 1 through 23 of the STTR Sequential Phase II research in accordance with the Contract Schedule and the Contractor’s Proposal titled “Development of device to enable the assessment of burn severity by artificial intelligence in the military’s echelon III care environment” dated 1 April 2021 and the REVISED budget dated 4 June 2021, which are incorporated by reference. PI: Jeffrey Thatcher. The entire Period of Performance of the Phase II is 28 months from the effective date of the award. Four months are provided to allow time to complete and send the final report. Twenty-four monthly reports and one final report at the end of the Phase II will be required. Assertions have not been claimed by the company in follow-up to DFARS 252.227-7017.
SBIR Solicitation Topic: DHA17A-006.
Log Number: 20000227.

FOB: Destination

PURCHASE REQUEST NUMBER: 0011647084
PSC CD: AN11

				NET AMT	$1,037,389.93

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					$0.00
	DHA STTR Sequential Phase II Funding FFP Funding in the amount of $550,000.00 applied against CLIN 0001 as sub-CLIN 000101. PURCHASE REQUEST NUMBER: 0011647084-0001
				NET AMT	$0.00
	ACRN AA CIN: GFEBS001164708400002				$550,000.00

W81XWH21C0081

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000102					$0.00
	DHA STTR Sequential Phase II Funding FFP Funding in the amount of $487,389.93 applied against CLIN 0001 as sub-CLIN 000102. PURCHASE REQUEST NUMBER: 0011647084-0001
				NET AMT	$0.00
	ACRN AB CIN: GFEBS001164708400003				$487,389.93

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		1	Job	$45,103.95	$45,103.95

DHA STTR Sequential Phase II H2S-0025
FFP

The Contractor shall furnish the necessary equipment, personnel, and facilities to conduct month 24 of the STTR Sequential Phase II research in accordance with the Contract Schedule and the Contractor’s Proposal titled “Development of device to enable the assessment of burn severity by artificial intelligence in the military’s echelon III care environment” dated 1 April 2021 and REVISED budget dated 4 June 2021, which are incorporated by reference. PI: Jeffrey Thatcher. The entire Period of Performance of the Phase II is 28 months from the effective date of the award. Four months are provided to allow time to complete and send the final report. Twenty-four monthly reports and one final report at the end of the Phase II will be required. Assertions have not been claimed by the company in follow-up to DFARS 252.227-7017. SBIR Solicitation Topic: DHA17A-006.
Log Number: 20000227.

FOB: Destination
PSC CD: AN11

				NET AMT	$45,103.95

W81XWH21C0081

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000201					$0.00

DHA STTR Sequential Phase II Funding
FFP

Funding in the amount of $45,103.95 applied against CLIN 0002 as sub-CLIN 000201 to be paid in 1 monthly increment of $45,103.95 upon submission of 1 monthly report as identified in Section C.

PURCHASE REQUEST NUMBER: 0011647084-0001

				NET AMT	$0.00
	ACRN AB CIN: GFEBS001164708400004				$45,103.95

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003		1	Each		NSP
	CDRL Exhibit A_A001 FFP Contract Data Requirements List (CDRL) Exhibit A, Data Item No. A001 - Final Technical Report FOB: Destination PSC CD: AN11
				NET AMT

W81XWH21C0081

Section C - Descriptions and Specifications

STATEMENT OF WORK

C1. BACKGROUND:

The US Army Medical Research and Development Command, in support of the Department of Defense Small Business Technology Transfer (STTR), has taken part in the Program Solicitation/Broad Agency Announcement (BAA) for 2017.A. Objectives of the solicitation/broad agency announcement included stimulating technological innovation in the private sector, strengthening the role of the small business in meeting Federal research and development needs, fostering and encouraging participation by minority and disadvantaged persons in technological innovation, increasing the commercial application of DoD-supported research results, and improving their return on investment from Federally-funded research for economic and social benefits to the Nation. The Federal STTR Program is mandated by Public Laws 97-219, 99-443, 102-564 (STTR) and 106-554.

C2. PHASED PROGRAM:

C2.1. Phase I is to determine, insofar as possible, the scientific or technical merit and feasibility of ideas submitted under the STTR program. The contractor shall concentrate on that research or development which will significantly contribute to providing the scientific or technical feasibility of the approach or concept and which would be a prerequisite to further DoD support in Phase II.

C2.2. Phase II awards are made to firms with approaches that appear sufficiently promising as a result of Phase I. Phase II awards typically cover 2-5 man-years of effort and to cover a period generally not to exceed 24 months, subject to negotiation. The number of Phase II awards will depend upon Phase I results and availability of funds. Phase II is the principal research or development effort; it will require a more comprehensive proposal, outlining the proposed effort, as explained below. Agencies may offer special STTR awards, such as Phase II Enhancement awards, that supplement or extend Phase II awards. The Phase II Enhancement awards differ from base Phase II in that they require third party matching of the STTR funds. Each such supplemental award must be linked to a base Phase II award.

C2.3. Under Phase III, it is intended that non-Federal capital be used by the small business to pursue commercial applications of the research or development. Also, under Phase III, Federal agencies may award non-STTR funded follow-on contracts for products or processes, which meet the mission needs of those agencies.

C3. SCOPE OF WORK:

C3.1. Research Title: “Development of device to enable the assessment of burn severity by artificial intelligence in the military’s echelon II care environment”

C3.2. The contractor shall, for the research period of twenty-four (24) months plus four (4) additional months is provided for the submission of the final technical report following contract award, furnish the necessary personnel, facilities, equipment, and supplies to conduct Phase II of the study cited above. The statement of work, as contained in the Contractor’s Sequential Phase II Technical Proposal H2S-0025 dated 1 April 2021 in response to the DHA Broad Agency Announcement (BAA) No. 2017.A, Topic DHA17A-006, is incorporated by reference.

C3.3. STTR Institution Partner: Louisiana State University

C4. PLACE OF PEFORMANCE

C4.1. Place of performance includes the following locations:

C4.1.1.   Spectral Md, Inc.

2515 McKinney Avenue, Suite 1000

Dallas, TX 75201-1111

W81XWH21C0081

C4.1.2.   Louisiana State University

433 Bolivar Street

New Orleans, LA 70112-7021

C5. QUALITY ASSURANCE: The contractor shall submit monthly and final technical progress reports to the Contracting Officer’s Representative (COR) for review and acceptance as outlined in Section C11 below. The COR shall review each monthly and final progress report to ensure the contractor is making adequate forward movement toward achieving the stated objectives of the research proposal and topic. If acceptable, the COR shall approve each progress report and in turn approve the associated invoice for payment.

C6. CONTRACTOR IDENTIFICATION:

C6.1. When contractor personnel perform the services required in this contract on a Government installation they are required to possess and wear an identification badge that displays his or her name and the name of the Company. The contractor shall ensure that contractor personnel identify themselves as contractors when attending meetings, answering Government telephones, providing any type of written correspondence, or working in situations where their actions could be construed as official Government acts.

C6.2. While performing in a contractor capacity, contractor personnel shall refrain from using their retired or reserve component military rank or title in all written or verbal communications

C7. KEY PERSONNEL:

C7.1. The following positions have been identified to be filled by Key Personnel proposed for this award.

Position Title:     Principal Investigator

C7.2. The approved Personnel identified to fill the Key Personnel positions shall be utilized as necessary to fulfill the requirements of this contract.

C7.3. The contractor agrees that during the contract performance period substitution for Key Personnel shall not be permitted unless such substitution is necessitated by sudden illness, death, or change in employment conditions (e.g. termination, change in position, etc.). In any of these events, the contractor shall promptly notify the Contracting Officer in writing and provide the information required by paragraph C7.4 below.

C7.4. All requests for substitutions must provide a detailed explanation of the circumstances necessitating the proposed substitution(s), a complete resume for the proposed substitute(s), and any other information requested by the Contracting Officer needed to approve or disapprove the proposed substitution(s). Any proposed substitute or replacement key personnel shall have qualifications comparable to the individual being replaced, taking into account the requirements of the SOW. The Contracting Officer or his authorized representative will evaluate such requests and promptly notify the contractor of his approval or disapproval thereof.

C7.5. If any of the listed Key Personnel are subcontractor personnel, the contractor shall flow down the substance of this instruction in any subcontract which is awarded in support of this contract.

C8. PRINCIPAL INVESTIGATOR:

The Principal Investigator shall be continuously responsible for the conduct of the research project. The contractor shall obtain the Contracting Officer’s approval to change the Principal Investigator or to continue the research work during a continuous period in excess of three months without the participation of an approved Principal Investigator. This contract is based on the Principal Investigator devoting the number of hours proposed in the approved budget to the project over the term of the contract. The contractor shall advise the Contracting Officer if the Principal Investigator will, or plans to, revise the level of effort estimated in the contractor’s proposal. A curriculum vitae shall be provided for professional associates added to the research project or substituted during the course of work.

W81XWH21C0081

C9. RESERVED

C10. GENERAL REQUIREMENTS:

C10.1. PROHIBITION OF USE OF HUMAN SUBJECTS

PROHIBITION - READ FURTHER FOR DETAILS

Research under this award involving the use of human subjects, to include the use of human anatomical substances or identifiable private information, shall not begin until the USAMRDC’s Office of Research Protections (ORP) provides authorization that the research may proceed. Written approval to begin research will be issued from the USAMRDC ORP, under separate notification to the contractor. Written approval from the USAMRDC ORP is also required for any subcontractor that will use funds from this contract to conduct research involving human subjects.

Research involving human subjects shall be conducted in accordance with the protocol submitted to and approved by the USAMRDC ORP. Complete study records shall be maintained for each human research study and shall be made available for review by representatives of the USAMRDC. Research records shall be stored in a confidential manner in accordance with FAR 52.224-2.

The contractor is required to adhere to the following reporting requirements:

Submission of substantive modifications to the protocol, continuing review documentation, and the final report as outlined in the USAMRDC ORP approval memorandum.

Unanticipated problems involving risks to subjects or others, subject deaths related to participation in the research, clinical holds (voluntary or involuntary), and suspension or termination of this research by the IRB, the contractor, the Sponsor, or regulatory agencies, shall be promptly reported to the USAMRDC ORP.

The knowledge of any pending compliance inspection/visits by the FDA, ORP, or other government agency concerning this clinical investigation or research, the issuance of Inspection Reports, FDA Form 483, warning letters or actions taken by any Regulatory Agencies including legal or medical actions, and any instances of serious or continuing noncompliance with regulatory requirements that relate to this clinical investigation or research, shall be reported immediately to the USAMRDC ORP.

Non-compliance with these terms and conditions may result in withholding of payments and/or the termination of the contract. The USAMRDC ORP Human Research Protection Office submission instructions can be accessed at https://mrdc.amedd.army.mil/index.cfm/collaborate/research_protections/hrpo.

C10.2. PROHIBITION OF USE OF HUMAN CADAVERS

PROHIBITION - READ FURTHER FOR DETAILS

Research, development, testing and evaluation (RDT&E), education or training activities involving human cadaveric specimens under this contract shall not begin until approval is granted in accordance with the Army Policy for Use of Human Cadavers for RDT&E, Education, or Training, 20 April 2012 (https://mrdc.amedd.army.mil/index.cfm/collaborate/research_protections/hrpo).

The USAMRDC Office of Research Protections (ORP) is the Action Office (usarmy.detrick.medcom-usamrmc.other.hrpo@mail.mil ) for this policy. Approval must be obtained from the USAMRDC ORP. Contractors must coordinate with the Contracting Officer Representative (COR) to ensure that proper approvals are obtained. ORP will issue written approvals to begin under separate notification to the contractor. Written approval to proceed from the USAMRDC ORP is also required for any subcontractor that will use funds from this award to conduct RDT&E, education or training involving human cadaveric specimens.

W81XWH21C0081

Contractors must promptly report problems related to the conduct of the activity involving cadavers or the procurement, inventory, use, storage, transfer, transportation, and disposition of cadavers to the USAMRDC ORP. Contractors must maintain complete records of the activity.

The USAMRDC or designees must be permitted to observe the activity upon request and/or audit activity records to ensure compliance with the approved protocol or applicable regulatory requirements.

Non-compliance with these terms and conditions may result in withholding of payments and/or the termination of the contract.

C10.3. PROHIBITION OF USE OF LABORATORY ANIMALS

PROHIBITION - READ FURTHER FOR DETAILS

Notwithstanding any other terms and conditions contained in this contract or incorporated by reference herein, the contractor is expressly forbidden to use or subcontract for the use of laboratory animals in any manner whatsoever without the express written approval of the USAMRDC, Animal Care and Use Review Office (ACURO). Written authorization to begin research under the applicable protocol(s) proposed for this contract will be issued in the form of an approval letter from the USAMRDC ACURO to the contractor. Furthermore, modifications to already approved protocols require approval by ACURO prior to implementation. For each fiscal year, the contractor must maintain, and upon request from ACURO, submit animal usage information.

Non-compliance with any of these terms and conditions may result in withholding of payment and/or the termination of the contract.

The Animal Care and Use Office requirements can be accessed at https://mrdc.amedd.army.mil/index.cfm/collaborate/research_protections/acuro.

C10.4. INVESTIGATING AND REPORTING POSSIBLE SCIENTIFIC MISCONDUCT:

C10.4.1. “Misconduct” or “Misconduct in Science” is defined as fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting or reporting research. It does not include honest error or honest differences in interpretations or judgments of data.

C10.4.2. Contractors shall foster a research environment that prevents misconduct in all research and that deals forthrightly with possible misconduct associated with research for which US Army Medical Research and Development Command funds have been provided or requested.

C10.4.3. The contractor agrees to:

C10.4.3.1. Establish and keep current an administrative process to review, investigate, and report allegations of misconduct in science in connection with research conducted by the contractor;

C10.4.3.2. Comply with its own administrative process;

C10.4.3.3. Inform its scientific and administrative staff of the policies and procedures and the importance of compliance with those policies and procedures;

C10.4.3.4. Take immediate and appropriate action as soon as misconduct on the part of employees or persons within the organization’s control is suspected or alleged; and

C10.4.3.5. Report to the Administrative Contracting Officer (ACO) a decision to initiate an investigation into possible scientific misconduct.

W81XWH21C0081

C10.4.4. The contractor is responsible for notifying the ACO of appropriate action taken if at any stage of an inquiry or investigation any of the following conditions exist:

C10.4.4.1. An immediate health hazard is involved;

C10.4.4.2. There is an immediate need to protect Federal funds or equipment;

C10.4.4.3. A probability exists that the alleged incident will be reported publicly; or

C10.4.4.4. There is a reasonable indication of possible criminal violation.

C10.5. USE OF TECHNICAL REFERENCE FACILITY:

To the extent practical the Contractor shall utilize the technical reference facilities of the Defense Technical Information Center (DTIC) for the purpose of surveying existing knowledge and avoiding needless duplication of scientific and engineering effort and the expenditure thereby represented. The DTIC headquarters office is located at 8725 John J. Kingman Road, Fort Belvoir, VA 22060-6218. Information can also be obtained via the Internet at https://discover.dtic.mil or via the toll-free number for the DTIC help desk, 1-800-225-3842. To the extent practical, all other sources, whether or not Government controlled, should be consulted for the same purpose.

C10.6. FINANCIAL INSTABILITY, INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP:

C10.6.1. Contractor will immediately notify the USAMRAA Contracting Officer of the occurrence of the following events:

C10.6.1.1. the contractor’s financial instability that would negatively impact performance of this contract;

C10.6.1.2. the contractor or contractor’s parent company’s filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act;

C10.6.1.3. the contractor’s consent to the institution of an involuntary case under the Bankruptcy Act against the contractor or contractor’s parent company;

C10.6.1.4. the filing of any similar proceeding for or against the contractor or contractor’s parent company, or its consent to, the dissolution, winding-up or readjustment of the contractor’s debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over the organization, under any other applicable state or federal law; or

C10.6.1.5. the recipient’s insolvency due to its inability to pay its debts generally as they become due.

C10.6.2. Such notification shall be in writing and shall:

C10.6.2.1. specifically set out the details of the occurrence of an event referenced in paragraph a;

C10.6.2.2. provide the facts surrounding that event; and

C10.6.2.3. provide the impact such event will have on the research and development being funded by this contract.

C10.6.3. Upon the occurrence of any of the five events described in the first paragraph, the Government reserves the right to review contractor’s performance to determine if there are significant deficiencies or concerns that would undermine the government’s investment in Contractor’s work. The Government reserves the right to impose additional requirements, as needed, including:

C10.6.3.1. change the payment method;

W81XWH21C0081

C10.6.3.2. institute payment controls, and

C10.6.3.3. require additional reporting requirements. In addition, should any of the five events described in the first paragraph occur, the Government may elect that Contractor transfer possession, ownership and sponsorship/holdership of any Regulatory Application or intellectual property resulting from this contract in accordance with the procedure and conditions set forth in the clause entitled “Regulatory Rights of Product Development Failures (2012)” incorporated herein.

C10.6.4. Failure of the Contractor to comply with this term may be considered a grounds for the termination of this contract.

C10.7. REGULATORY RIGHTS IN EVENT OF PRODUCT DEVELOPMENT

C10.7.1. This contract includes research with an investigational drug, biologic or medical device that is regulated by the U.S. Food and Drug Administration (FDA) and requires FDA pre-market approval or clearance before commercial marketing may begin. As a Phase II SBIR contract, the potential exists for the Contractor to begin preliminary FDA contact regarding the eventual clearance and commercialization of the “Development of device to enable the assessment of burn severity by artificial intelligence in the military’s echelon III care environment” (or “technology”). The Contractor is the regulatory sponsor of the investigational device exemption (IDE) that governs the research under this contract. As the sponsor of the IDE and eventual applicant to FDA (as the terms “sponsor” and “applicant” are defined or used in at 21 CFR §§3.2(c), 312.5, 600.3(t), 812.2(b), 812 Subpart C, and 814.20) contractor has certain standing before the FDA that entitles it to exclusive communications related to a Regulatory Application. This clause protects the return on research and development investment made by the U.S. Army Medical Research and Development Command (USAMRDC) in the event of certain regulatory product development failures related to the technology.

C10.7.2. The Contractor shall provide USAMRDC/USAMMDA with all communication, both formal and informal, to or from FDA regarding the technology being developed under this contract and ensure that USAMRDC/USAMMDA staff are permitted to participate in any sponsor meetings both formal and informal with FDA upon request.

C10.8. RESERVED

C10.9. FOREIGN NATIONALS

C10.9.1 If Foreign Nationals are utilized, it is the company’s responsibility to comply with all governing Federal International Traffic in Arms Regulations (ITAR) and applicable section(s) of the associated Broad Agency Announcement (BAA).

C11. DELIVERABLES:

Reference	Title	Due
SOW para C11.2.1	Monthly Technical Progress Report	Monthly
SOW para C11.2.1.3	Monthly Technical Progress Report and Invoice Submission	Monthly
SOW para C11.2.2 and CLIN 0005	Contract Data Requirements List (CDRL) Exhibit A, Data Item No. A001 – Final Technical Report	End of Performance
SOW para C11.2.3 and Section I – DFARS 252.227-7039	Patent/Invention Reporting	End of Performance

C11.1. CONTRACTOR MANPOWER REPORTING (CMR)/SERVICE CONTRACT REPORTING REQUIREMENT: Not applicable to this requirement.

W81XWH21C0081

C11.2. TECHNICAL REPORTING REQUIREMENTS:

C11.2.1. MONTHLY TECHNICAL PROGRESS REPORTS

C11.2.1.1. The contractor shall submit a Monthly Technical Progress Report covering work accomplished during each month of contract performance. It shall be brief, factual, and informal, and shall be prepared in accordance with the following:

C11.2.1.1.1. Cover containing:

C11.2.1.1.1.1. Contract number and title

C11.2.1.1.1.2. Type of report, sequence number of report, and period of performance being reported

C11.2.1.1.1.3. Contractor’s name, address, and telephone number

C11.2.1.1.1.4. Principal Investigator

C11.2.1.1.1.5. Date of publication

C11.2.1.1.1.6. Contracting Officer’s Representative (COR)

C11.2.1.1.2. Section I – Introduction and Project Summary (Purpose and Scope of Research Effort). A brief introduction covering the purpose and scope of the research effort (one paragraph summary).

C11.2.1.1.3. Section II – Progress

C11.2.1.1.3.1. Overall Progress Summary. A brief description of overall progress to date for the reporting period (one-two paragraphs summary).

C11.2.1.1.3.2. Individual Task Progress. A separate description for each task or other logical segment of work on which effort was expended during the report period, briefly describing the work that has been performed. Description shall include pertinent data and graphs in sufficient detail to explain any significant results achieved. List all tasks associated with the approved Statement of Work (SOW) including those with no activity performed for the period and status stating as such (i.e. have not started, no work conducted this period, started, delayed, % completed, etc.).

C11.2.1.1.4. Section III - Problems and Changes

C11.2.1.1.4.1. Problems Encountered. A description of current problems that may impede performance, including impact on expenditures, along with proposed corrective action. Report any changes (e.g. staff addition/removal/FTE reduction/increase, approaches, etc.) that happened and why. Note some changes require Contracting Officer’s review and expressed written approval through a formal award modification before implementation.

C11.2.1.1.4.2. Problems Anticipated. A description of anticipated problems that have a potential to impede progress and/or impact expenditures, and what corrective action is planned should the problem materialize. Report any changes (e.g. staff, approaches, etc.) planned and why. Note some changes require Contracting Officer’s review and expressed written approval through a formal award modification before implementation.

C11.2.1.1.5. Section IV - Next Month Actions. A brief description of work to be performed during the next reporting period for each task. If no work is planned for a task then state so and why if appropriate.

C11.2.1.1.6. Section V - Administrative Comments - Description of proposed site visits and participation in technical meetings, journal manuscripts in preparation, coordination with other organizations conducting related work, etc.

W81XWH21C0081

C11.2.1.1.7. Section VI – Research Protocols and Regulatory Status

C11.2.1.1.7.1. Protocol Status. List each protocol planned for the project including title, protocol identifiers (i.e. IACUC number, ACURO number, name of regulatory review board, etc.), type of animals, number of animals, protocol PI, protocol site, etc., and note status of each (e.g. in development, submitted to regulatory agency such as IACUC, ACURO, FDA for review, approval date with name of regulatory authority, date of continuing review or rewrite review, amendments with brief statement of the changes and its status such as submitted and/or approved by which regulatory authority, etc.)

C11.2.1.1.7.2. Adverse Events. Describe any adverse events and actions taken.

C11.2.1.1.8. Section VII - A Gantt Chart showing actual progress versus scheduled progress.

C11.2.1.2. Monthly Technical Progress Reports: The first monthly report will be due 40 days after the start date of the period of performance (10 days after completion of the first 30 days of performance) and then monthly thereafter.

C11.2.1.3. Monthly Technical Progress Reports and Invoice Submission. The Monthly Technical Progress Reports and Invoices shall be submitted electronically to https://ebrap.org for review prior to submission through Wide Area Workflow (WAWF) for Payment. The COR shall have five (5) calendar days to provide comment to the contractor. If the COR does not provide comment within 5 days of submission, the contractor may submit their invoice via WAWF.

C11.2.2. FINAL TECHNICAL REPORT:

Final Technical Report shall be submitted within 120 calendar days after the “research ends” date for the Phase II effort. The final technical report format and submission instructions are included in the attached Contract Data Requirement List (CDRL). In accordance with DFARS clause 252.235-7011, the Final Technical Report shall be submitted to the Defense Technical Information Center (DTIC) upon the COR’s approval of the report. The contractor shall provide to the Contract Specialist an electronic copy of DTIC’s notification that the final report has been received.

C11.2.3. PATENT/INVENTION REPORTING:

C11.2.3.1. SBIR/STTR awardees must report inventions to the component within two months of the inventor’s report to the awardee. The reporting of inventions may be accomplished by submitting paper documentation, including fax, or through the Edison Invention Reporting System at www.iedison.gov.

C11.2.3.2. Closeout report. A final DD Form 882 is required, whether or not the contractor is reporting an invention. Submit the report within three months of end of the period of performance. List all inventions made during the period of performance or state “none,” as applicable. The award will not be closed until the contractor has met all reporting requirements. Submit all DD Form 882 reports electronically to the Contract Specialist shown in Section A, Contract Summary.

C11.2.4. RESERVED

Section D - Packaging and Marking

a. Packaging shall be standard commercial to ensure acceptance by common carriers for safest delivery to destination unless otherwise specified in the specifications or descriptions of the items.

b. All shipping or mailing containers shall be marked showing Contract No. W81XWH-21-C-0081 and the destination address shown in Section F.

W81XWH21C0081

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
000101	N/A	N/A	N/A	N/A
000102	N/A	N/A	N/A	N/A
0002	Destination	Government	Destination	Government
000201	N/A	N/A	N/A	N/A
0003	Destination	Government	Destination	Government

CLAUSES INCORPORATED BY REFERENCE

52.246-4	Inspection Of Services--Fixed Price	AUG 1996
52.246-9	Inspection Of Research And Development (Short Form)	APR 1984

W81XWH21C0081

Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	DODAAC / CAGE

0001	POP 01-JUL-2021 TO 31-OCT-2023	N/A	USA MED MATERIEL DEV ACTIVITY KRISTIN JONES MAIA 1430 VETERANS DRIVE FORT DETRICK MD 21702-9232 3016197860 FOB: Destination	W806YH

000101	N/A	N/A	N/A	N/A

000102	N/A	N/A	N/A	N/A

0002	POP 01-JUL-2021 TO	N/A	USA MED MATERIEL DEV ACTIVITY	W806YH
	31-OCT-2023		KRISTIN JONES MAIA
1430 VETERANS DRIVE
FORT DETRICK MD 21702-9232
3016197860
FOB: Destination

000201	N/A	N/A	N/A	N/A

0003	POP 01-JUL-2021 TO	N/A	USA MED MATERIEL DEV ACTIVITY	W806YH
	31-OCT-2023		KRISTIN JONES MAIA
1430 VETERANS DRIVE
FORT DETRICK MD 21702-9232
3016197860
FOB: Destination

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.247-34	F.O.B. Destination	NOV 1991

W81XWH21C0081

Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AA: 09720202021013000018410447471255	R.0039113.1.20	6100.9000021001
COST CODE: A97CD
AMOUNT: $550,000.00

AB: 09720212022013000018410447471255	R.0043451.1.2	6100.9000021001
COST CODE: A97CD
AMOUNT: $532,493.88

ACRN	CLIN/SLIN	CIN	AMOUNT

AA	000101	GFEBS001164708400002	$550,000.00
AB	000102	GFEBS001164708400003	$487,389.93
	000201	GFEBS001164708400004	$45,103.95

CLAUSES INCORPORATED BY FULL TEXT

252.232-7003 ELECTRONIC SUBMISSION OF PAYMENT REQUESTS AND RECEIVING REPORTS (DEC 2018)

(a)	Definitions. As used in this clause--

Contract financing payment means an authorized Government disbursement of monies to a contractor prior to acceptance of supplies or services by the Government.

(1)	Contract financing payments include--

(i)	Advance payments;

(ii)	Performance-based payments;

(iii)	Commercial advance and interim payments;

(iv) Progress payments based on cost under the clause at Federal Acquisition Regulation (FAR) 52.232-16, Progress Payments;

(v) Progress payments based on a percentage or stage of completion (see FAR 32.102(e)), except those made under the clause at FAR 52.232-5, Payments Under Fixed-Price Construction Contracts, or the clause at FAR 52.232-10, Payments Under Fixed-Price Architect-Engineer Contracts; and

(vi) Interim payments under a cost reimbursement contract, except for a cost reimbursement contract for services when Alternate I of the clause at FAR 52.232-25, Prompt Payment, is used.

(2)	Contract financing payments do not include--

(i)	Invoice payments;

(ii)	Payments for partial deliveries; or

W81XWH21C0081

(iii)	Lease and rental payments.

Electronic form means any automated system that transmits information electronically from the initiating system to affected systems.

Invoice payment means a Government disbursement of monies to a contractor under a contract or other authorization for supplies or services accepted by the Government.

(1)	Invoice payments include--

(i)	Payments for partial deliveries that have been accepted by the Government;

(ii)	Final cost or fee payments where amounts owed have been settled between the Government and the contractor;

(iii) For purposes of subpart 32.9 only, all payments made under the clause at 52.232-5, Payments Under Fixed-Price Construction Contracts, and the clause at 52.232-10, Payments Under Fixed-Price Architect-Engineer Contracts; and

(iv) Interim payments under a cost-reimbursement contract for services when Alternate I of the clause at 52.232-25, Prompt Payment, is used.

(2)	Invoice payments do not include contract financing payments.

Payment request means any request for contract financing payment or invoice payment submitted by the Contractor under this contract or task or delivery order.

Receiving report means the data prepared in the manner and to the extent required by Appendix F, Material Inspection and Receiving Report, of the Defense Federal Acquisition Regulation Supplement.

(b) Except as provided in paragraph (d) of this clause, the Contractor shall submit payment requests and receiving reports in electronic form using Wide Area WorkFlow (WAWF). The Contractor shall prepare and furnish to the Government a receiving report at the time of each delivery of supplies or services under this contract or task or delivery order.

(c)	Submit payment requests and receiving reports to WAWF in one of the following electronic formats:

(1)	Electronic Data Interchange.

(2)	Secure File Transfer Protocol.

(3)	Direct input through the WAWF website.

(d)	The Contractor may submit a payment request and receiving report using methods other than WAWF only when-

(1) The Contractor has requested permission in writing to do so, and the Contracting Officer has provided instructions for a temporary alternative method of submission of payment requests and receiving reports in the contract administration data section of this contract or task or delivery order;

(2) DoD makes payment for commercial transportation services provided under a Government rate tender or a contract for transportation services using a DoD-approved electronic third party payment system or other exempted vendor payment/invoicing system (e.g., PowerTrack, Transportation Financial Management System, and Cargo and Billing System);

W81XWH21C0081

(3) DoD makes payment on a contract or task or delivery order for rendered health care services using the TRICARE Encounter Data System; or

(4) The Governmentwide commercial purchase card is used as the method of payment, in which case submission of only the receiving report in WAWF is required.

(e)	Information regarding WAWF is available at https://wawf.eb.mil/.

(f) In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payment requests.

(End of clause)

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (DEC 2018)

(a)	Definitions. As used in this clause—

“Department of Defense Activity Address Code (DoDAAC)” is a six position code that uniquely identifies a unit, activity, or organization.

“Document type” means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

“Local processing office (LPO)” is the office responsible for payment certification when payment certification is done external to the entitlement system.

“Payment request” and “receiving report” are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(b) Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c)	WAWF access. To access WAWF, the Contractor shall—

(1) Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov; and

(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.

(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/.

(e) WAWF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

W81XWH21C0081

(f) WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:

(1)	Document type. The Contractor shall submit payment requests using the following document type(s):

(i)	For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii)	For fixed price line items—

(A) That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.

Not applicable

(B) For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.

Invoice 2in1

(iii)	For customary progress payments based on costs incurred, submit a progress payment request.

(iv)	For performance based payments, submit a performance based payment request.

(v)	For commercial item financing, submit a commercial item financing request.

(2) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.

(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0490
Issue By DoDAAC	W81XWH
Admin DoDAAC	W81XWH
Inspect By DoDAAC	W806YH
Ship To Code	W806YH
Ship From Code	Not applicable
Mark For Code	Not applicable
Service Approver (DoDAAC)	Not applicable
Service Acceptor (DoDAAC)	W806YH
Accept at Other DoDAAC	Not applicable
LPO DoDAAC	Not applicable
DCAA Auditor DoDAAC	Not applicable
Other DoDAAC(s)	Not applicable

(4) Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

W81XWH21C0081

(5) Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

(g)	WAWF point of contact.

(1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity’s WAWF point of contact.

Contract Specialist: As listed in Section A of this contract.

Note: Please include the COR and Contract Specialist on invoice submission so that notification is received.

(2)	Contact the WAWF helpdesk at 866-618-5988, if assistance is needed.

(End of clause)

ADDITIONAL INVOICE INSTRUCTION

PAYMENT SCHEDULE

Billing for receipt and acceptance of twenty four (24) invoices, twenty four (24) monthly progress reports, and one (1) final report and payment schedule will consist of:

●	Twenty-three (23) monthly payments of $45,103.91
●	One (1) final payment of $45,103.95

The twenty fourth Phase II payment is for receipt and acceptance of the twenty fourth monthly progress report and the final report. See section C11.2. of the SOW for additional details.

INVOICE PROCESS:

Invoices shall be entered into the WAWF website at https://wawf.eb.mil/. (NOTE: For “training” instructions on using WAWF, click on “About WAWF”, then click on “Training”.)

i.	For specific invoicing instructions, please reference:

A. DFARS Clause 252.232-7003 “Electronic Submission of Payment Request and Receiving Reports (JUN 2012); and

B. DFARS Clause 252.232-7006 “Wide Area Workflow Payment Instructions (MAY 2013) for specific invoicing instructions in WAWF.)

ii.	Each invoice submitted must:

A.	Be in compliance with Section B.

B.	State the period of performance (POP) for the contract. (i.e. 30 Sept 2015 - 29 Sept 2017)

C.	Request payment in the format of the Contract Line Identification Number (CLIN).

iii.	In accordance with FAR 52.232-12 - Advance Payments are not allowable. Payments will be made only for the amount of work completed.

RECEIVING REPORT: The Receiving Report shall be entered into the WAWF website by the COR at https://wawf.eb.mil/. (NOTE: For specific instructions on using WAWF, click on “About WAWF”, and then click on “Training”.)

W81XWH21C0081

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUN 2020
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	MAY 2014
52.203-6	Restrictions On Subcontractor Sales To The Government	JUN 2020
52.203-7	Anti-Kickback Procedures	JUN 2020
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	MAY 2014
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	MAY 2014
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	JUN 2020
52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights	JUN 2020
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper	MAY 2011
52.204-7	System for Award Management	OCT 2018
52.204-9	Personal Identity Verification of Contractor Personnel	JAN 2011
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards	JUN 2020
52.204-13	System for Award Management Maintenance	OCT 2018
52.204-19	Incorporation by Reference of Representations and Certifications.	DEC 2014
52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities.	JUL 2018
52.204-24	Representation Regarding Certain Telecommunications and Video Surveillance Services or Equipment.	OCT 2020
52.204-25	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment.	AUG 2020
52.204-26	Covered Telecommunications Equipment or Services--Representation.	OCT 2020
52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JUN 2020
52.209-10	Prohibition on Contracting With Inverted Domestic Corporations	NOV 2015
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-14	Integrity of Unit Prices	JUN 2020
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-23	Limitations on Pass-Through Charges	JUN 2020
52.219-6 (Dev)	Notice of Total Small Business Set-Aside (DEVIATION 2020-O0008).	OCT 2020
52.219-8	Utilization of Small Business Concerns	OCT 2018
52.219-14 (Dev)	Limitations on Subcontracting (DEVIATION 2020-O0008)	MAR 2020
52.219-28	Post-Award Small Business Program Rerepresentation	NOV 2020
52.222-3	Convict Labor	JUN 2003
52.222-19	Child Labor -- Cooperation with Authorities and Remedies	JAN 2020
52.222-21	Prohibition Of Segregated Facilities	APR 2015
52.222-26	Equal Opportunity	SEP 2016
52.222-35	Equal Opportunity for Veterans	JUN 2020

W81XWH21C0081

52.222-36	Equal Opportunity for Workers with Disabilities	JUN 2020
52.222-37	Employment Reports on Veterans	JUN 2020
52.222-40	Notification of Employee Rights Under the National Labor Relations Act	DEC 2010
52.222-50	Combating Trafficking in Persons	OCT 2020
52.222-54	Employment Eligibility Verification	OCT 2015
52.223-6	Drug-Free Workplace	MAY 2001
52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving	JUN 2020
52.225-13	Restrictions on Certain Foreign Purchases	FEB 2021
52.227-1 Alt I	Authorization And Consent (JUN 2020) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	JUN 2020
52.227-3	Patent Indemnity	APR 1984
52.229-3	Federal, State And Local Taxes	FEB 2013
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	MAY 2014
52.232-23	Assignment Of Claims	MAY 2014
52.232-25	Prompt Payment	JAN 2017
52.232-33	Payment by Electronic Funds Transfer--System for Award Management	OCT 2018
52.232-39	Unenforceability of Unauthorized Obligations	JUN 2013
52.232-40	Providing Accelerated Payments to Small Business Subcontractors	DEC 2013
52.233-1	Disputes	MAY 2014
52.233-3	Protest After Award	AUG 1996
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-13	Bankruptcy	JUL 1995
52.243-1 Alt V	Changes--Fixed-Price (Aug 1987) - Alternate V	APR 1984
52.244-5	Competition In Subcontracting	DEC 1996
52.246-23	Limitation Of Liability	FEB 1997
52.246-25	Limitation Of Liability--Services	FEB 1997
52.247-63	Preference For U.S. Flag Air Carriers	JUN 2003
52.249-2	Termination For Convenience Of The Government (Fixed-Price)	APR 2012
52.249-9	Default (Fixed-Priced Research And Development)	APR 1984
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2008
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	SEP 2013
252.204-7000	Disclosure Of Information	OCT 2016
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7008	Compliance With Safeguarding Covered Defense Information Controls	OCT 2016
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting	DEC 2019
252.204-7018	Prohibition on the Acquisition of Covered Defense Telecommunications Equipment or Services	JAN 2021
252.204-7019	Notice of NIST SP 800-171 DoD Assessment Requirements	NOV 2020
252.204-7020	NIST SP 800-171 DoD Assessment Requirements	NOV 2020

W81XWH21C0081

252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Country that is a State Sponsor of Terrorism	MAY 2019
252.222-7006	Restrictions on the Use of Mandatory Arbitration Agreements	DEC 2010
252.223-7004	Drug Free Work Force	SEP 1988
252.225-7001	Buy American And Balance Of Payments Program-- Basic	DEC 2017
252.225-7002	Qualifying Country Sources As Subcontractors	DEC 2017
252.225-7012	Preference For Certain Domestic Commodities	DEC 2017
252.225-7048	Export-Controlled Items	JUN 2013
252.227-7000	Non-estoppel	OCT 1966
252.227-7001	Release Of Past Infringement	SEP 2019
252.227-7015	Technical Data--Commercial Items	FEB 2014
252.227-7016	Rights in Bid or Proposal Information	JAN 2011
252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	JAN 2011
252.227-7018	Rights in Noncommercial Technical Data and Computer Software--Small Business Innovation Research (SBIR) Program	FEB 2014
252.227-7019	Validation of Asserted Restrictions--Computer Software	SEP 2016
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 2016
252.232-7010	Levies on Contract Payments	DEC 2006
252.235-7002	Animal Welfare	DEC 2014
252.235-7004	Protection of Human Subjects	JUL 2009
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.244-7001	Contractor Purchasing System Administration	MAY 2014
252.247-7023	Transportation of Supplies by Sea	FEB 2019

CLAUSES INCORPORATED BY FULL TEXT

52.204-1 APPROVAL OF CONTRACT (DEC 1989)

This contract is subject to the written approval of the Contracting Officer and shall not be binding until so approved.

(End of clause)

52.227-11   PATENT RIGHTS--OWNERSHIP BY THE CONTRACTOR (MAY 2014)

(a)	As used in this clause--

Invention means any invention or discovery that is or may be patentable or otherwise protectable under title 35 of the U.S. Code, or any variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.)

Made means--

(1) When used in relation to any invention other than a plant variety, the conception or first actual reduction to practice of the invention; or

(2) When used in relation to a plant variety, that the Contractor has at least tentatively determined that the variety has been reproduced with recognized characteristics.

W81XWH21C0081

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)), or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

Practical application means to manufacture, in the case of a composition of product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Subject invention means any invention of the Contractor made in the performance of work under this contract.

(b) Contractor’s rights. (1) Ownership. The Contractor may retain ownership of each subject invention throughout the world in accordance with the provisions of this clause.

(2) License. (i) The Contractor shall retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, unless the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor’s license extends to any domestic subsidiaries and affiliates within the corporate structure of which the Contractor is a part, and includes the right to grant sublicenses to the extent the Contractor was legally obligated to do so at contract award. The license is transferable only with the written approval of the agency, except when transferred to the successor of that part of the Contractor’s business to which the invention pertains.

(ii) The Contractor’s license may be revoked or modified by the agency to the extent necessary to achieve expeditious practical application of the subject invention in a particular country in accordance with the procedures in FAR 27.302(i)(2) and 27.304-1(f).

(c) Contractor’s obligations. (1) The Contractor shall disclose in writing each subject invention to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure shall identify the inventor(s) and this contract under which the subject invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding of the subject invention. The disclosure shall also identify any publication, on sale (i.e., sale or offer for sale), or public use of the subject invention, or whether a manuscript describing the subject invention has been submitted for publication and, if so, whether it has been accepted for publication. In addition, after disclosure to the agency, the Contractor shall promptly notify the Contracting Officer of the acceptance of any manuscript describing the subject invention for publication and any on sale or public use.

(2) The Contractor shall elect in writing whether or not to retain ownership of any subject invention by notifying the Contracting Officer within 2 years of disclosure to the agency. However, in any case where publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) The Contractor shall file either a provisional or a nonprovisional patent application or a Plant Variety Protection Application on an elected subject invention within 1 year after election. However, in any case where a publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the Contractor shall file the application prior to the end of that statutory period. If the Contractor files a provisional application, it shall file a nonprovisional application within 10 months of the filing of the provisional application. The Contractor shall file patent applications in additional countries or international patent offices within either 10 months of the first filed patent application (whether provisional or nonprovisional) or 6 months from the date permission is granted by the Commissioner of Patents to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

W81XWH21C0081

(4) The Contractor may request extensions of time for disclosure, election, or filing under paragraphs (c)(1), (c)(2), and (c)(3) of this clause.

(d) Government’s rights--(1) Ownership. The Contractor shall assign to the agency, on written request, title to any subject invention--

(i) If the Contractor fails to disclose or elect ownership to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain ownership; provided, that the agency may request title only within 60 days after learning of the Contractor’s failure to disclose or elect within the specified times.

(ii) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the agency, the Contractor shall continue to retain ownership in that country.

(iii) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(2) License. If the Contractor retains ownership of any subject invention, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice, or have practiced for or on its behalf, the subject invention throughout the world.

(e) Contractor action to protect the Government’s interest. (1) The Contractor shall execute or have executed and promptly deliver to the agency all instruments necessary to--

(i) Establish or confirm the rights the Government has throughout the world in those subject inventions in which the Contractor elects to retain ownership; and

(ii) Assign title to the agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection and plant variety protection for that subject invention in any country.

(2) The Contractor shall require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in the Contractor’s format, each subject invention in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. The disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, as to the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor shall notify the Contracting Officer of any decisions not to file a nonprovisional patent application, continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response or filing period required by the relevant patent office.

(4) The Contractor shall include, within the specification of any United States nonprovisional patent or plant variety protection application and any patent or plant variety protection certificate issuing thereon covering a subject invention, the following statement, “This invention was made with Government support under (identify the contract) awarded by (identify the agency). The Government has certain rights in the invention.”

W81XWH21C0081

(f) Reporting on utilization of subject inventions. The Contractor shall submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining utilization of the subject invention that are being made by the Contractor or its licensees or assignees. The reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and other data and information as the agency may reasonably specify. The Contractor also shall provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (h) of this clause. The Contractor also shall mark any utilization report as confidential/proprietary to help prevent inadvertent release outside the Government. As required by 35 U.S.C. 202(c)(5), the agency will not disclose that information to persons outside the Government without the Contractor’s permission.

(g) Preference for United States industry. Notwithstanding any other provision of this clause, neither the Contractor nor any assignee shall grant to any person the exclusive right to use or sell any subject invention in the United States unless the person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for an agreement may be waived by the agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States, or that under the circumstances domestic manufacture is not commercially feasible.

(h) March-in rights. The Contractor acknowledges that, with respect to any subject invention in which it has retained ownership, the agency has the right to require licensing pursuant to 35 U.S.C. 203 and 210(c), and in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency in effect on the date of contract award.

(i) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it shall--

(1) Not assign rights to a subject invention in the United States without the written approval of the agency, except where an assignment is made to an organization that has as one of its primary functions the management of inventions, provided, that the assignee shall be subject to the same provisions as the Contractor;

(2) Share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (but through their agency if the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) Use the balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions for the support of scientific research or education; and

(4) Make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business concerns, and give a preference to a small business concern when licensing a subject invention if the Contractor determines that the small business concern has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business concerns; provided, that the Contractor is also satisfied that the small business concern has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Contractor.

(5) Allow the Secretary of Commerce to review the Contractor’s licensing program and decisions regarding small business applicants, and negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary’s review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of paragraph (i)(4) of this clause.

(j) Communications. Not applicable.

(k) Subcontracts. (1) The Contractor shall include the substance of this clause, including this paragraph (k), in all subcontracts for experimental, developmental, or research work to be performed by a small business concern or nonprofit organization.

W81XWH21C0081

(2) The Contractor shall include in all other subcontracts for experimental, developmental, or research work the substance of the patent rights clause required by FAR Subpart 27.3.

(3) At all tiers, the patent rights clause must be modified to identify the parties as follows: references to the Government are not changed, and the subcontractor has all rights and obligations of the Contractor in the clause. The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

(4) In subcontracts, at any tier, the agency, the subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes statute in connection with proceedings under paragraph (h) of this clause.

(End of clause)

52.244-2   SUBCONTRACTS (JUN 2020)

(a) Definitions. As used in this clause--

Approved purchasing system means a Contractor’s purchasing system that has been reviewed and approved in accordance with Part 44 of the Federal Acquisition Regulation (FAR).

Consent to subcontract means the Contracting Officer’s written consent for the Contractor to enter into a particular subcontract.

Subcontract means any contract, as defined in FAR Subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.

(b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.

(c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that—

(1)	Is of the cost-reimbursement, time-and-materials, or labor-hour type; or

(2)	Is fixed-price and exceeds—

(i) For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract; or

(ii) For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract.

(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer’s written consent before placing the following subcontracts:

None

W81XWH21C0081

(e)(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information:

(i)	A description of the supplies or services to be subcontracted.

(ii)	Identification of the type of subcontract to be used.

(iii)	Identification of the proposed subcontractor.

(iv)	The proposed subcontract price.

(v) The subcontractor’s current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions.

(vi) The subcontractor’s Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.

(vii)	A negotiation memorandum reflecting—

(A)	The principal elements of the subcontract price negotiations;

(B)	The most significant considerations controlling establishment of initial or revised prices;

(C)	The reason certified cost or pricing data were or were not required;

(D) The extent, if any, to which the Contractor did not rely on the subcontractor’s certified cost or pricing data in determining the price objective and in negotiating the final price;

(E) The extent to which it was recognized in the negotiation that the subcontractor’s certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

(F) The reasons for any significant difference between the Contractor’s price objective and the price negotiated; and

(G) A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

(2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (c), (d), or (e) of this clause.

(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor’s purchasing system shall constitute a determination—

(1)	Of the acceptability of any subcontract terms or conditions;

(2)	Of the allowability of any cost under this contract; or

(3)	To relieve the Contractor of any responsibility for performing this contract.

(g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c)(4)(i).

W81XWH21C0081

(h) The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government.

(i) The Government reserves the right to review the Contractor’s purchasing system as set forth in FAR Subpart 44.3.

(j) Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations:

Louisiana State University

(End of clause)

52.252-2   CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

https://www.acquisition.gov/?q=browsefar

(End of clause)

52.252-6   AUTHORIZED DEVIATIONS IN CLAUSES (NOV 2020)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of “(DEVIATION)” after the date of the clause.

(b) The use in this solicitation or contract of any Defense Federal Acquisition Regulation Supplement (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of “(DEVIATION)” after the name of the regulation.

(End of clause)

252.201-7000   CONTRACTING OFFICER’S REPRESENTATIVE (DEC 1991)

(a) “Definition. Contracting officer’s representative” means an individual designated in accordance with subsection 201.602-2 of the Defense Federal Acquisition Regulation Supplement and authorized in writing by the contracting officer to perform specific technical or administrative functions.

(b) If the Contracting Officer designates a contracting officer’s representative (COR), the Contractor will receive a copy of the written designation. It will specify the extent of the COR’s authority to act on behalf of the contracting officer. The COR is not authorized to make any commitments or changes that will affect price, quality, quantity, delivery, or any other term or condition of the contract.

(End of clause)

W81XWH21C0081

252.227-7039   PATENTS--REPORTING OF SUBJECT INVENTIONS (APR. 1990)

The Contractor shall furnish the Contracting Officer the following:

(a) Interim reports every twelve (12) months (or such longer period as may be specified by the Contracting Officer) from the date of the contract, listing subject inventions during that period and stating that all subject inventions have been disclosed or that there are no such inventions.

(b) A final report, within three (3) months after completion of the contracted work, listing all subject inventions or stating that there were no such inventions.

(c) Upon request, the filing date, serial number and title, a copy of the patent application and patent number, and issue data for any subject invention for which the Contractor has retained title.

(d) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(End of clause)

252.235-7010   Acknowledgment of Support and Disclaimer. (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government’s support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the DoD STTR Program under Contract No. W81XWH-21-C-0081.

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the U.S. Army Medical Research and Development Command (USAMRDC).

(End of clause)

252.235-7011   FINAL SCIENTIFIC OR TECHNICAL REPORT (DEC 2019)

The Contractor shall--

(a) Submit an electronic copy of the approved final scientific or technical report, not a summary, delivered under this contract to the Defense Technical Information Center (DTIC) through the web-based input system at https://discover.dtic.mil/submit-documents/ as required by DoD Instruction 3200.12, DoD Scientific and Technical Information Program (STIP). Include a completed Standard Form (SF) 298, Report Documentation Page, in the document, or complete the web-based SF 298.

(b) For instructions on submitting multi-media reports, follow the instructions https://discover.dtic.mil/submit-documents/.

(c) Email classified reports (up to Secret) to dtic.belvoir.da.mbx.tr@mail.smil.mil. If a SIPRNET email capability is not available, follow the classified submission instructions at https://discover.dtic.mil/submit-documents/.

(End of clause)

W81XWH21C0081

Section J - List of Documents, Exhibits and Other Attachments

Exhibit/Attachment Table of Contents

DOCUMENT TYPE	DESCRIPTION	PAGES	DATE
Exhibit A	CDRL Exhibit A A001 Final Technical Report	3	10-JUN-2021